UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 19, 2011

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On December 19, 2011, AT&T Inc. ("AT&T") announced that AT&T and Deutsche Telekom AG ("Deutsche Telekom") had agreed to terminate the Stock Purchase Agreement, dated as of March 20, 2011 (the “Stock Purchase Agreement”), entered into to effect AT&T’s purchase of T-Mobile USA, Inc.  Terms and conditions of the termination are set forth in Exhibit 10, which is incorporated by reference herein.  To reflect the break-up considerations due Deutsche Telekom under the Stock Purchase Agreement in connection with its termination, AT&T will recognize a pre-tax accounting charge of $4 billion in the fourth quarter of 2011.

The termination of the Stock Purchase Agreement will also result in the termination of the Stockholder’s Agreement, dated as of March 20, 2011, between AT&T and Deutsche Telekom, which would have taken effect upon the closing of the purchase of T-Mobile USA, Inc., and the bridge loan agreement entered into between AT&T and a group of banks as of March 31, 2011.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibits
10	Letter Agreement by and between AT&T Inc. and Deutsche Telekom AG, dated December 19, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 20, 2011	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller